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Exhibit 23.2

Consent of Ernst & Young, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated January 29, 2002) and related Prospectus of SeeBeyond Technology Corporation for the registration of 7,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 24, 2001 with respect to the consolidated financial statements and schedule of SeeBeyond Technology Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/  ERNST & YOUNG LLP

Woodland Hills, California
January 29, 2002

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  Exhibit 23.2
Consent of Ernst & Young, Independent Auditors